FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This FIRST  AMENDMENT TO EMPLOYMENT  AGREEMENT  ("First  Amendment") is
entered  into   effective  as  of  December  1,  1997,  by  and  between  FARREL
CORPORATION, a Delaware corporation (the "Company"), and ROLF K.
LIEBERGESELL (the "Executive").

         WHEREAS, the Company and the Executive are parties to an Employment Agreement (the "Agreement") dated as of November 1, 1991; and

         WHEREAS, the Agreement would, by its express terms, expire as of November 30, 1997, unless extended by mutual agreement of the Company and the Executive;

         WHEREAS, the Company and the Executive, by entering into this First Amendment, desire to extend the Agreement beyond November 30, 1997, and to amend certain provisions thereof regarding payment to the Executive in consideration of the non-compete provisions contained in the Agreement;

         NOW, THEREFORE, in consideration of the promises and of the mutual promises and covenants set forth herein and in the Agreement, the Company and the Executive hereby agree as follows.

         1. Notwithstanding anything to the contrary in the Agreement, including but not limited to the provisions of "2. Term" and "8. Extension of Agreement", the Agreement is hereby extended for an indefinite term commencing December 1, 1997.

         2. The following is added to "5. Termination".

            "(c) If this Agreement is extended beyond November 30, 1997, pursuant to the second sentence of `8. Extension of Agreement', then this Agreement shall be subject to termination by either the Company or the Executive, upon twelve (12) months prior written notice, provided, however, that: (a) such notice shall be given by the Company only upon the vote of a majority of the Directors then serving; and (b) nothing in this Section 5 (c) is intended to, nor shall it, in any way alter or limit the right of the Company, under proper circumstances, to proceed in accordance with the provisions of
Section 5(a) of the Agreement."

         3.  In  "7.   Non-competition",   the   following   is  added  to  "(b)
Consideration" as the last two -- i.e., the fifth and sixth -- sentences thereof.


             "Notwithstanding anything to the contrary in the first sentence of this Section 7(b), if the Agreement is extended beyond November 30, 1997, pursuant to the second sentence of "8. Extension of Agreement", then the total fee payable to the Executive over the course of the Covered Period shall be reduced by 12.5% for each full year the Executive's employment extends beyond December 1, 1997. By way of example, if the Executive's employment were to continue through and expire on December 2, 1999, then the total fee payable to the Executive over the course of the Covered Period would be reduced by 2 times 12.5% or 25%.

         4. Except as and to the extent expressly amended by this First Amendment, all provisions of the Agreement remain in full force and effect as originally written.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first written above.


                                        FARREL CORPORATION


                                        By: /s/ Peter L. Hess
                                            ------------------------------
                                            Name:  Peter L. Hess
                                            Title: Secretary


                                        EXECUTIVE


                                            /s/ Rolf K. Liebergesell
                                            ------------------------------
                                            Rolf K. Liebergesell



                                 Page 16 of 16